EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 of our report dated January 29, 2002, as included in the annual report on Form 10-KSB of PacificHealth Laboratories, Inc. for the years ended December 31, 2001 and 2000, and to the reference to our firm under the caption "Experts" in the Prospectus.
..


LARSON, ALLEN, WEISHAIR & CO., LLP


Minneapolis, Minnesota
March 20, 2002




                                      II-5